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                                                                    Exhibit 10.1

                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 34623 / September 1, 1994

ADMINISTRATIVE PROCEEDING
File No. 3-8461

________________________________
                               :
In the Matter of               :         ORDER INSTITUTING PUBLIC
                               :         ADMINISTRATIVE PROCEEDINGS
CONCORD CAMERA CORP.,          :         PURSUANT TO SECTION 21C OF THE
                               :         SECURITIES EXCHANGE ACT OF
             Respondent.       :         1934 AND FINDINGS AND ORDER OF
_______________________________:         THE COMMISSION


                                       I.

                        THE COMMISSION'S INSTITUTION OF
                        PUBLIC ADMINISTRATIVE PROCEEDINGS

         The Commission deems it appropriate and in the public interest to institute public administrative proceedings pursuant to Section 21C of the Securities and Exchange Act of 1934 ("Exchange Act") against Concord Camera Corp. ("Concord" or "Respondent") to determine whether Concord violated Sections 13(a), 13(b)(2)(A), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 14a-3, and 14a-9 thereunder.

         Accordingly, IT IS HEREBY ORDERED that public administrative proceedings pursuant to Section 21C be, and hereby are, instituted against Concord.

                                      II.

                         THE COMMISSION'S ACCEPTANCE OF
                        RESPONDENT'S OFFER OF SETTLEMENT

         In anticipation of the Commission's institution of these public administrative proceedings, Concord has submitted an offer of settlement which the Commission has determined to accept. Solely for the purpose of these and any other proceedings brought by or on behalf of the Commission or to which the Commission is a party, the Respondent consents to the issuance of this Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934 and Findings and Order of the Commission ("Order"), without admitting or denying the matters set forth herein, and consents to the entry of the Findings and Order of the Commission set forth below.


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                                      III.

         The Commission makes the following findings:

         A. RESPONDENT

            Concord Camera Corp. is a New Jersey corporation headquartered in Avenel, New Jersey that manufactures and distributes cameras. Concord's common stock is registered with the Commission pursuant to Section 12(b) of the Exchange Act and is listed on the National Association of Securities Dealers Automated Quotation system.

         B. RELEVANT PERSONS

            1. Jack C. Benun was the chairman and chief executive officer, and remains a principal shareholder, of Concord.

            2. Dialbright Company, Ltd. ("Dialbright"), now known as Concord Camera Hong Kong Limited, is a limited Hong Kong company and a wholly owned subsidiary of Concord.

         C. SUMMARY

         This matter involves the misappropriation by Concord's former chairman of $150,000 of company funds and Concord's misrepresentations concerning the disposition of those funds.

         In May 1990, Concord's then-chairman, Benun, obtained $150,000 from Concord by having Concord's subsidiary, Dialbright, issue a $150,000 check to a new employee. This employee endorsed the check and returned it to Benun, who arranged to have the proceeds sent back to himself. In its Form 10-K for the fiscal year ended June 30, 1990 and in its proxy statement filed on October 26, 1990, Concord inaccurately reported that the $150,000 had been paid as an incentive bonus to a newly hired employee, and did not disclose that Benun had received the $150,000 himself.

         D. FACTS

            1. Benun's Misappropration of $150,000 from Concord

         In May 1990, Concord's then-chairman, Benun, instructed Dialbright to issue a $150,000 check to a newly hired employee under the pretense that he had agreed to pay that amount as an incentive bonus to the employee for joining Dialbright. Within three days of having received the check, the employee endorsed and returned it to Benun. Benun thereafter delivered the endorsed check to a longtime friend who did not know the payee. At Benun's instruction, this friend deposited the endorsed check into his bank account and wire-transferred the proceeds to a bank account specified by Benun. That transferee bank account was held by another of Benun's longtime friends; this second friend previously had agreed to receive Benun's funds into his account and to write checks back to Benun from that account. Pursuant to this prior agreement, the transferee issued five checks over the next month to Benun and Benun's wife; these checks totalled $144,500. Benun and his wife deposited the checks into their own bank accounts. Benun did not disclose this transaction to Concord.



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            2. Concord's Filings with the Commission

         At a board meeting held in September 1990, Concord's board ratified Benun's issuance of the purported $150,000 incentive bonus to the new Dialbright employee. Two days after the meeting, the Company filed its Form 10-K for the fiscal year ended June 30, 1990. One month later, Concord filed its proxy statement. In both filings, Concord inaccurately stated that it had paid a $150,000 incentive bonus to a new employee and did not disclose that Benun had received the $150,000 from Concord.

            3. Concord's Internal Investigation

         In August 1990, while reviewing Concord's and Dialbright's books, Concord's Chief Financial Officer discovered that Benun might have used Dialbright's newly hired employee as part of a scheme to misappropriate $150,000 of company funds. In February 1991, Concord's former Chief Financial Officer commenced a wrongful discharge against Concord and Benun alleging that Benun had fired him in late 1990 in retaliation for his discovery of the $150,000 misappropriation. Shortly thereafter, Concord created an ad hoc committee to investigate these allegations and to determine the impact the lawsuit might have on Concord. Those persons involved in the transaction but not employed by Concord did not make themselves available to be interviewed. Benun and the Dialbright employee provided different accounts about why the new Dialbright employee had paid over the $150,000 to a third party. In particular, Benun, while denying receipt of the $150,000, provided the ad hoc committee with inconsistent accounts about why the newly hired Dialbright employee transferred the $150,000 to Benun's friend.

         Despite Benun's materially inconsistent stories about the new employee's transfer of the $150,000 to a third party, the Committee concluded that the allegations of Benun's misconduct had not been substantiated. Concord's board approved the Committee's report and conclusions.

         In the fall of 1993, the Company learned that witnesses who had been unavailable for interview by the ad hoc committee had provided testimony to the Commission inconsistent with Benun's denial that he had received the $150,000. Concord thereafter appointed a new ad hoc committee to re-evaluate the earlier report and conclusions. On July 14, 1994, the company announced that its board of directors had received and adopted a report of the ad hoc committee, and, based on the report, dismissed Benun as chairman and chief executive officer of the company.

         E. VIOLATIONS

            1. Concord's Violation of Section 13(a) of the Exchange Act and
               Rules 12b-20 and 13a-1 thereunder

         Section 13(a) of the Exchange Act required issuers registered under
Section 12 of the Exchange Act to file complete, accurate, and timely current, annual, and quarterly reports as required by the Commission. The purpose of
Section 13(a) and Rule 13a-1 thereunder is to compel registrants to provide investors with important information concerning the operation and financial condition of each registrant.

         Concord's Form 10-K for 1990 inaccurately stated that it had paid a $150,000 incentive bonus to a new employee. This statement was materially false and misleading because Benun had misappropriated those funds for his own personal use. Concord's Form 10-K did not disclose, as required by Item 404 of Regulation S-K, that Benun had received the $150,000. By filing a Form 10-K that contained these material misstatements and omissions, Concord violated
Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-1 thereunder.


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            2. Concord's Violation of Section 13(b)(2)(A) of the Exchange Act

         Section 13(b)(2)(A) of the Exchange Act requires registered companies to "make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer." Concord's books, records, and accounts were inaccurate because they erroneously reflected the payment of a $150,000 incentive bonus to a newly hired Dialbright employee. Concord therefore violated Section 13(b)(2)(A) of the Exchange Act.

            3. Concord's Violation of Section 14(a) of the Exchange Act and
               Rules 12b-20, 14a-3, and 14a-9 thereunder

         Section 14(a) of the Exchange Act prohibits any person from soliciting or permitting the use of his name to solicit, without complying with the appropriate rules and regulations, "any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12 of this title." Rule 14a-3(a) requires that proxy statements contain the information specified in Schedule 14A. Rule 14a-9 proscribes material misstatements in Schedule 14A filings. Concord's proxy statement failed to disclose its $150,000 transaction with its chairman and chief executive officer, Benun, during the fiscal year ended June 30, 1990. Additionally, Concord's proxy statement inaccurately stated that Concord had paid a $150,000 incentive bonus to a new employee. By filing an inaccurate and incomplete proxy statement, Concord violated Section 14(a) of the Exchange Act and Rules 12b-20, 14a-3, and 14a-9 thereunder.

                                      IV.
                                     ORDER

         Accordingly, IT IS HEREBY ORDERED, pursuant to Section 21C of the Exchange Act, that Concord Camera Corp. permanently cease and desist from committing any violation and any future violation of Sections 13(a), 13(b)(2)(A), and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 14a-3, and 14a-9 thereunder.

By the Commission.


                                                /s/ Jonathan G. Katz
                                                --------------------------------
                                                Jonathan G. Katz
                                                Secretary



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                                  SERVICE LIST

         Rule 23 of the Commission's Rules of Practice provides that all amendments to moving papers, all answers, all motions or applications made in the course of a proceeding (unless made orally at a hearing), all proposed findings and conclusions, all petitions for review of any initial decision, and all briefs shall be filed with the Commission and shall be served on all other parties to the proceeding including the interested Division or Office of the Commission.

         The attached Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934 and Findings and Order of the Commission has been served upon the following parties and other persons entitled to receive notice:

Honorable Brenda P. Murray
Chief Administrative Law Judge
Securities and Exchange Commission
450 Fifth Street, N.W., Mail Stop 7-7
Washington, DC 20549

Jerry A. Isenberg, Esq.
Securities and Exchange Commission
Division of Enforcement
450 Fifth Street, N.W., Mail Stop 4-3B
Washington, DC 20549

Ira B. Lampert
Chief Executive Officer
Concord Camera Corp.
35 Mileed Way
Avenel, NJ 07001

William J. Schwartz, Esq.
Kronish, Lieb, Weiner & Hellman
1114 Avenue of the Americas
New York, NY 10036-7798